Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated February 28, 2011, relating to the consolidated financial statements of Safeway Inc. and subsidiaries and the effectiveness of Safeway Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Safeway Inc. and subsidiaries for the year ended January 1, 2011:

•	No. 33-36753 on Form S-8 regarding the Safeway Inc. Outside Director Equity Purchase Plan,

•	No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

•	No. 33-42432 on Form S-8 and Form S-3 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-48884 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-63803 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-51119 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Inc.,

•	No. 33-54581 on Form S-8 regarding the Employee Stock Purchase Plan of Safeway Inc.,

•	No. 333-13677 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Stores Incorporated,

•	No 333-87289 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

•	No. 333-112976 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

•	No. 333-91975 on Form S-8 regarding the Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as amended, and the Randall’s Food Markets, Inc. ESOP/401(k) Savings Plan,

•	No. 333-30820 on Form S-8 regarding the Safeway Executive Deferred Compensation Plan and Canada Safeway Limited Executive Deferred Compensation Plan,

•	No. 333-45920 on Form S-8 regarding the Safeway 401(k) Plan and Trust,

•	No. 333-169022 on Form S-8 regarding the Safeway 401(k) Plan,

•	No. 333-64354 on Form S-8 regarding the 2001 Restatement of the Vons Companies, Inc. Pharmacists’ 401(k) Plan and Trust,

•	No. 333-169021 on Form S-8 regarding the Vons Companies, Inc. Pharmacists’ 401(k) Plan,

•	No. 333-85132 on Form S-8 regarding the 2002 Restatement of the Safeway 401(k) Savings Plan and Trust,

•	No. 333-167681 on Form S-8 regarding the Safeway 401(k) Savings Plan,

•	No. 333-143255 on Form S-8 regarding the 2007 Equity and Incentive Award Plan of Safeway Inc., and

•	No. 333-155994 on Form S-3 regarding Debt and Equity Securities.

/s/ Deloitte & Touche LLP

San Francisco, California

February 28, 2011